UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

This Current Report on Form 8-K supplements the Company’s Form 8-K filed with the Commission on June 17, 2011, which Form 8-K reported the voting results of the Company’s Annual Meeting held on June 14, 2011, in Englewood, Colorado (the “Meeting”). At the Meeting, the Company’s stockholders voted on, among other matters, a proposal on the frequency of future shareholder advisory votes regarding compensation awarded to the Company’s named executive officers (commonly referred to as the “say on pay” vote). As previously reported, the Company’s stockholders approved a one-year frequency for holding an advisory vote on executive compensation in the Company’s proxy materials, rather than the three-year frequency proposed by the Company’s Board of Directors.  In light of these voting results and other factors considered by the Board, the Company’s Board of Directors has determined that the Company will conduct future shareholder advisory votes regarding compensation awarded to its named executive officers on an annual basis. The next required shareholder advisory vote on the frequency of future shareholder advisory votes regarding compensation awarded to named executive officers will be conducted at the Company’s 2014 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: December 21, 2011	By:	/s/ Trent J. Carman
Trent J. Carman
Chief Financial Officer